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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                             ___________________


                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934


                        Date of Report: May 23, 1997


                           RANGER INDUSTRIES, INC.



                            c/o Zeisler & Zeisler
                             558 Clinton Avenue
                        Bridgeport, Connecticut 06605
                               (212) 843-8975


      Connecticut                    1-5673                         06-0768904
--------------------------------------------------------------------------------
(State of Incorporation)      (Commission File No.)                (IRS Id. No.)


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ITEM 5.   OTHER EVENTS.
          ------------

       This Current Report on Form 8-K is being filed with the Securities and Exchange Commission by Ranger Industries, Inc. ("Ranger") for the purpose of providing the following information: A complaint dated May 1, 1997 entitled LEESA BUNCH, BY AND THROUGH HER GUARDIAN AD LITEM, TERRY BUNCH V. HASBRO, INC. ET. AL. has been filed against Ranger in the Superior Court of the State of California in the County of Glenn demanding damages totaling $70.0 million for a claim involving an accident on August 13, 1993 in a swimming pool allegedly manufactured by Ranger, formerly known as Coleco Industries, Inc. In connection with the Second Amended and Restated Consolidated Plan of Reorganization of Ranger, the Ranger Product Liability Trust (the "Trust") processes all product liability claims arising out of events occurring on or after May 15, 1990. The Trust has been notified of the complaint. The Trust contains assets of approximately $11.4 million as of December 31, 1996. It is uncertain what effect the pendency of this complaint will have on a request, if any is made, to terminate the Trust earlier than its scheduled expiration date or to seek a partial distribution of its assets.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

      (a) Financial Statement of Business Acquired.

          None.

      (b) Pro Forma Financial Information.

          None.

      (c) Exhibits.

          None.



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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Ranger Industries, Inc.
                                           (Registrant)



Date: May 23, 1997                    By: /s/ James B. Rubin
                                         ----------------------------
                                                 James B. Rubin
                                                 President


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